Exhibit 99.1

Bionik Laboratories Appoints Renaud Maloberti as Chief Commercial Officer

Industry veteran brings extensive experience driving revenue growth while enhancing operational efficiencies and market leadership

TORONTO and BOSTON (June 11, 2018) – Bionik Laboratories Corp. (OTCQB: BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced the appointment of Renaud Maloberti as Chief Commercial Officer, effective June 11, 2018. Maloberti will report to Dr. Eric Dusseux, Bionik’s Chief Executive Officer.

Maloberti joins Bionik from the SonoSite High Frequency Division of FujiFilm SonoSite, where as Vice President and General Manager he led the development and launch of the world’s first and only ultra-high frequency ultrasound and led the division through double-digit revenue growth for six years. Maloberti previously served as General Manager, Americas for BK Medical Systems, a subsidiary of Analogic Corporation. At BK Medical, he defined and implemented go-to-market strategies for various medical devices which helped lead to an 85% increase in revenues and a return of the company to profitability. Earlier in his career he spent 10 years with GE Healthcare and GE Medical Systems, leading sales and business growth for medical devices in both Europe and the U.S. by successfully launching new products and increasing market share. He has also developed and marketed products in China while leading key business development activities.

Maloberti also held several other executive and leadership roles in sales and marketing at small and mid-size medical device and healthcare companies, with responsibilities ranging from global sales management, market expansion via distributor and licensing agreements, product development, strategic planning and major market campaigns.

“We are fortunate to add a talented individual like Renaud to the Bionik team and are excited to leverage his expertise in global sales and market expansion as we seek to penetrate large international markets with our clinical-focused and consumer-focused products,” said Dr. Dusseux. “Renaud’s insight into sales and marketing strategy will be invaluable to us both in the U.S. and international markets during this important time of growth for our Company. We welcome him and look forward to his leadership.”

“I am delighted to join Bionik during such an exciting time for the Company. Adoption of innovative technologies such as robotics and artificial intelligence within the clinical and home health care markets continues to grow, and Bionik has leading technologies to serve those sectors, ranging from the InMotion rehabilitation robotic devices already in market, to the InMotion Arm product in development for home, to its lower limb mobility device in development for the consumer market,” said Maloberti. “I’m excited to bring my expertise and industry knowledge to my new role to help expand Bionik’s global sales presence and penetrate new markets, while bringing cutting-edge technologies to patients around the world.”

Maloberti holds an MBA in global marketing from the F.W. Olin Graduate School of Business at Babson Graduate School, and a BS in finance from ESLSCA Business School in Paris.

About Bionik Laboratories

Bionik Laboratories (OTCQB: BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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LHA Investor Relations

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